Exhibit 99.1

Soluna Cloud and Atlas Cloud Bring Faster, Cost-Effective DeepSeek R1 AI Inferencing to North America

ALBANY, NY, March 5, 2025 – Soluna Holdings, Inc. (“SHI”, “Soluna”, or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications including Bitcoin mining and AI, announced today its subsidiary, Soluna Cloud, Inc. (“Soluna Cloud”), is enabling Atlas Cloud’s new DeepSeek R1 offering in North America, delivering high-performance AI inferencing powered by 128 NVIDIA H100 SXM Infiniband GPUs with superior performance.

DeepSeek R1, known for its advanced AI capabilities, is now accessible to North American users through Atlas Cloud’s high-performance inference platform, which delivers superior speed and affordability compared to DeepSeek’s native deployment. The deal, signed in January, leverages Soluna Cloud’s data centers to ensure seamless and secure AI model deployment with enhanced accessibility and sustainability.

“Soluna Cloud is committed to providing AI innovators with the sustainable, scalable computing power they need,” said John Belizaire, CEO at Soluna Cloud. “Our partnership with Atlas Cloud extends access to DeepSeek R1 in North America, addressing growing concerns about data sovereignty and performance optimization.”

This North America-based deployment caters to enterprises and developers seeking alternatives to China-hosted AI solutions due to regulatory, compliance, and performance considerations.

“Atlas designed DeepSeek R1’s North American deployment to achieve what hyperscalers simply can’t—delivering incredible reductions in latency within secure, strategically located North American sites powered by Soluna,” said Jerry Tang, Founder and CEO of Atlas Cloud. “We’re excited to offer enterprises a seamless off-ramp from China-hosted models without the usual compliance headaches.”

Atlas Cloud’s new DeepSeek R1 offering in North America went live on February 28, 2025.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business and our expectations with respect to our partnership with Atlas Cloud, and other statements that are predictive in nature. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on April 1, 2024. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except to the extent required by law.

About Atlas Cloud

Atlas Cloud delivers cutting-edge solutions for generative AI through advanced cloud, advisory, and optimization services. Serving startups, enterprises, and research institutions, Atlas Cloud empowers organizations to develop and deploy AI solutions at scale with unmatched reliability. Backed by deep expertise in finance, AI, data centers, cloud management, and official partnerships with leading OEMs, Atlas Cloud provides seamless, end-to-end solutions tailored for the AI-driven era.

About Soluna Holdings, Inc (SLNH)

Soluna is on a mission to make renewable energy a global superpower using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions, and superior returns. To learn more visit solunacomputing.com. Follow us on X (formerly Twitter) at @SolunaHoldings.

Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io